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                                                                 EXHIBIT 99.1

                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119

 EXX INC ANNOUNCES STRIKE AT THE HOWELL ELECTRIC MOTORS DIVISION OF SFM CORP

Las Vegas, NV. September 23, 2004-EXX INC (Amex: EXX-A and EXX-B) today announced that early on the morning of September 22, 2004, employees represented by Local 2066 of the International Brotherhood of Electrical Workers (IBEW) walked off the job and commenced a strike at the Plainfield, New Jersey facility of the Howell Electric Motors Division of EXX's SFM CORP. subsidiary. Howell and the union have been unable to agree upon new contract terms during an extension period for an expired labor contract. The primary differences between the parties relate to the issue of the cost of medical insurance. The union has rejected a contract term under which the Company would pay 80 percent of the cost of medical insurance and the employee would pay the remaining 20 percent.

The Company hopes for a quick resolution of the strike. Management of EXX believes that the projected impact of the strike on the consolidated revenue and earnings of EXX will not be material.